COMPUFLIGHT, INC.
                        c/o Navtech Systems Support Inc.
                                    Suite 102
                            175 Columbia Street West
                        Waterloo, Ontario Canada N2L-5Z5

                                                                  August 5, 1999

Mr. Russell K. Thal
26 Ridge Drive
Port Washington, New York 11050

Re:   Retirement Agreement

Dear Russ:

     This agreement (the "Retirement Agreement") shall confirm the understanding between Compuflight, Inc. (the "Company") and Russell K. Thal (the "Employee") with respect to the retirement of the Employee from the Company. Both the Company and the Employee acknowledge and agree that all rights and obligations of the parties hereunder shall be governed by and subject to the following terms and conditions.

     1. Retirement. (a) The parties acknowledge and agree that, effective October 31, 1999 (the "Retirement Date"), the Employee's employment with the Company will end. The parties agree further that the Employment Agreement dated as of December 1, 1993 between the Company and the Employee, as amended by the amendments thereto dated as of March 14, 1996, January 8, 1997, June 17, 1997, March 30, 1999, and April 30, 1999 (collectively, the "Employment Agreement"), and any and all obligations of the Company to the Employee, or for the Employee's benefit, incurred prior to the date hereof are hereby terminated and of no further force or effect, and neither the Employee nor the Company shall have any further liability or obligation thereunder or otherwise in connection with the Employee's employment by the Company, except as expressly provided for herein.

     (b)  Prior  to the  Retirement  Date  (the  "Pre-Retirement  Period"),  the
Employee shall continue to be employed by the Company and shall be entitled to receive salary at the rate of one hundred fifty-one thousand dollars ($151,000) per annum and the health and medical insurance benefits which he currently receives. During the Pre-Retirement Period, the Employee shall provide twenty
(20) hours of service per month in the performance of his duties and shall perform such services on behalf of the Company as shall be directed by the Chief Executive Officer of the Company. The Employee acknowledges and agrees that, notwithstanding anything herein to the contrary, he shall not accrue any additional vacation or other leave during the Pre-Retirement Period and that no amounts are or shall be payable by the Company for any accrued vacation or other leave.

     (c) The Company represents to the Employee that all amounts withheld from the Employee's salary with regard to his SEPP IRA during 1999 will have been deposited into the Company's 401(k) plan account for the Employee's benefit by the Retirement Date.

     2. Post-Retirement Obligations. (a) The parties agree that, as the only obligation of the Company to the Employee on and after the Retirement Date (other than the obligations of the Company under Section 4 hereof) and in consideration of past services and the Employee's covenants set forth herein, the Company shall pay to the Employee, as a retirement payment, the amount of six hundred thousand dollars ($600,000) (the "Retirement Payment"), payable in ninety-six (96) equal installments of six thousand two hundred fifty dollars ($6,250) payable on the tenth (10th) and twenty-fifth (25th) days of each month beginning November 25, 1999 and ending November 10, 2003 (the "Payout Period"). The provisions of that certain letter dated August 10, 1999 from the Company to the Employee with respect to the Retirement Payment, a copy of which is attached hereto as Exhibit A, shall be considered a part hereof.

     (b) The Company's obligation to pay the Retirement Payment is evidenced by a promissory note of the Company of even date in the principal amount of six hundred thousand dollars ($600,000) (the "Retirement Note"). The Company shall be entitled to deduct from each payment due under the Retirement Note all applicable withholding taxes. The Retirement Note will be delivered to the Employee on the day following the date on which this Retirement Agreement becomes effective in accordance with the provisions of Section 5 hereof.

     (c) In connection with the Retirement Note, the Company agrees to purchase by September 1, 1999 a decreasing term life insurance policy on the life of the Employee (the "Policy") in the original amount of the Retirement Note. The Policy amount shall decrease to the extent of one hundred fifty thousand dollars ($150,000) per year. The Company agrees to maintain the Policy in effect until all payments due to the Employee under the Retirement Note have been paid. In the event of the death of the Employee, the Company shall use the proceeds from the Policy to prepay to the estate of the Employee any amounts due to the Employee under the Retirement Note. Under no circumstances shall the Company be obligated to pay, as insurance premiums for the Policy, an amount in excess of such number of dollars per annum as shall equal two percent (2%) of the declining death benefit on each annual anniversary date (the "Premium Cap"). In the event the Company is unable to obtain life insurance coverage for a premium equal to or less than the Premium Cap (whether as a result of the Employee's health or otherwise) from at least two (2) insurers, then the Policy amount shall be reduced to an amount that can be obtained for the Premium Cap. The Employee agrees to cooperate fully in connection with the Company's efforts to obtain the Policy. In no event shall the Company be liable for its failure to obtain the Policy if the Employee is considered uninsurable by at least two (2) insurers. The Company agrees to furnish to the Employee a copy of the Policy when issued and to direct the insurer to send to the Employee copies of all correspondence sent by it to the Company.

     (d) The Company agrees that, if permitted by applicable law and regulation, following the Retirement Date and until the end of the Payout Period, it shall include the Employee in its group medical insurance plan. The Employee shall be responsible for the payment of all premiums that are due.

     3. Resignation. By executing this Retirement Agreement, effective as of the Retirement Date, the Employee voluntarily and irrevocably resigns from all capacities and positions with the Company, except that the Employee shall remain as Chairman of the Board of Directors of the Company, to serve until the next annual meeting of shareholders and until his successor has been elected and has qualified, or until his earlier resignation or removal. The Employee acknowledges and agrees that he shall not be entitled to receive any compensation for his services as Chairman of the Board of Directors (except for standard director fees, if any are payable to other outside directors, and reimbursement for expenses reasonably incurred in connection with his attendance at any meetings of the Board of Directors of the Company) and that, at the request of the Company, shall resign his position as such. The Employee understands and agrees further that, except as expressly provided herein, the Company shall have no obligation to the Employee, whether for compensation, payments, benefits or otherwise, arising under or relating to the Employee's employment with the Company, his retirement therefrom, the Employment Agreement, or otherwise.

     4. Expense Reimbursement. (a) The Employee acknowledges and agrees that, except for the amount of sixty thousand five hundred ninety-four dollars ($60,594) (the "Reimbursement Amount"), he has been reimbursed for all costs and expenses that he incurred at any time on behalf of the Company and that, except as expressly provided herein, he shall be entitled to no further reimbursements for costs or expenses incurred through the Retirement Date or thereafter. The Reimbursement Amount, which the parties acknowledge and agree includes a car allowance in the amount of one thousand dollars ($1,000) per month through the Retirement Date, shall be payable as follows:

                    Date                               Amount

                    August 25, 1999                    $  5,000
                    September 25, 1999                    5,000
                    October 25, 1999                      5,000
                    November 25, 1999                    10,000
                    December 25, 1999                    10,000
                    January 25, 2000                     10,000
                    February 25, 2000                     5,000
                    March 25, 2000                        5,000
                    April 25, 2000                        5,000
                    May 25, 2000                        Balance

     (b) The Company's obligation to pay the Reimbursement Amount is evidenced by a promissory note of the Company of even date in the principal amount of sixty thousand five hundred ninety-four dollars ($60,594) (the "Reimbursement Note" and together with the Retirement Note, the "Notes"). The Reimbursement Note will be delivered to the Employee on the day following the date on which this Retirement Agreement becomes effective in accordance with the provisions of
Section 5 hereof.

     (c) The parties acknowledge and agree that the Employee has incurred charges on three credit cards in his name in the performance of his duties on behalf of the Company and that the last outstanding combined balances due with respect to the credit cards is twenty thousand five hundred twenty-two dollars ($20,522) (the "Credit Card Amount"), which amount is included within the Reimbursement Amount. The Employee agrees that he shall use a portion of each Reimbursement Note payment to pay at least the minimum monthly amount payable to the credit card companies with respect to the Credit Card Amount, and, following his receipt of the initial forty thousand seventy-two dollars ($40,072) pursuant to the Reimbursement Note, shall use all amounts received pursuant thereto to pay in full the amounts due with respect to the credit cards. The Company agrees to pay any additional interest charges that are incurred with respect to the credit cards, except to the extent that the Employee fails to comply with the provisions of the immediately preceding sentence.

     (d) The Company agrees to continue to reimburse the Employee for all reasonable expenses incurred by him during the Pre-Retirement Period in connection with his services on behalf of the Company.

     5. Release. (a) In consideration of the Company executing and delivering to the Employee this Retirement Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Employee, the Employee hereby releases and forever discharges the Company, its parent, subsidiaries, affiliates, related companies, controlling shareholders, directors, officers, employees, agents, attorneys, successors, and assigns (collectively, the "Releasees") from all liabilities, causes of action, suits, claims, damages and demands whatsoever, whether known or unknown, at law or in equity, whether statutory or common law, whether federal, state, local, or otherwise, related to, or arising out of, any aspect of his employment with the Company, or his retirement from such employment, including, but not limited to, any claims of employment discrimination on any basis which he (including his heirs, executors, administrators, successors, and assigns) has asserted or could have asserted, or otherwise. Nothing herein shall be construed to relieve the Company from its obligations expressly provided for under this Agreement or the Notes.

     (b) The Employee understands that, once this Retirement Agreement becomes effective, he waives and releases, to the extent consistent with applicable law, any rights or claims he may have under the numerous laws and regulations regulating employment, whether federal, state, local or otherwise, including, but not limited to, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, Section 1981 (42 U.S.C. ss. 1981) of the Civil Rights Act of 1966, the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, as amended (known as ERISA), the Family and Medical Leave Act, and the New York State Human Rights Law.

     (c) This Retirement Agreement shall not in any way be construed as an admission by the Releasees of any liability, or of any wrongful, discriminatory, or unlawful acts whatsoever against the Employee or any other person, and the Releasees specifically disclaim any liability to, or wrongful, discriminatory, or unlawful acts against, the Employee or any other person, on the part of the Releasees.

     (d) The Employee acknowledges that he has had no less than twenty-one (21) days in which to consider the terms of this Retirement Agreement.

     (e) This Retirement Agreement will not become effective until seven (7) days after the date Employee signs this Retirement Agreement, and the Employee may revoke this Retirement Agreement within seven (7) days after the date this Retirement Agreement is signed by him, provided that such revocation is in writing, and is signed and delivered to the Company within such time period. In the event of such timely revocation by the Employee, this Retirement Agreement shall be deemed null and void.

     6. Confidential Information. (a) The Employee acknowledges and agrees that it is the policy of the Company to maintain as secret and confidential all valuable information, not otherwise available to the general public, heretofore or hereafter acquired, developed or used by the Company and/or any of its subsidiaries (all references in this Section 6 as well as Sections 7 and 8 hereof to the "Company" shall be deemed to refer to the Company and/or its subsidiaries) relating to its business, operations, employees and customers (all such information is referred to herein as "Confidential Information"). Excluded from the term Confidential Information is information which is or becomes generally available to the public other than as a result of a disclosure by the Employee or breach of an agreement of confidence. The Employee recognizes that, by reason of his employment with the Company, he has acquired, and may continue to acquire, Confidential Information. The Employee further acknowledges that such Confidential Information is the property of the Company and is of great value to the Company. The Employee confirms that it is necessary to protect the Company's goodwill, and, accordingly, hereby agrees that he will not, directly or indirectly, at any time, use, publish, disseminate or otherwise disclose any Confidential Information. In furtherance of the foregoing, the Employee expressly waives and renounces any claims, and hereby assigns and transfers to the Company, free and clear of any and all liens or encumbrances, any and all of his right, title and interest, if any, in and to any and all Confidential Information.

     (b) In the event that the Employee is requested or required (by oral questions, interrogatories, requests for information or document, subpoena or similar processes) by a court of competent jurisdiction or by a government agency to disclose any of the Confidential Information, it is agreed that the Employee will (a) promptly notify the Company in writing of the existence, terms and circumstances surrounding any such request and cooperate with the Company so that the Company may, in addition to any other rights or remedies it may have, seek an appropriate protective order; and (b) consult with the Company on the advisability of taking steps to resist or narrow the request. If, in the absence of a protective order or the receipt of a waiver hereunder, the Employee is nonetheless, in the opinion of counsel provided and paid for by the Company, legally required to disclose the Confidential Information, the Employee shall furnish only that portion of the Confidential Information as he is advised by such legal counsel is legally required to be disclosed in order to prevent him from being held liable for contempt or other censure or penalty. The Company shall reimburse the Employee for all reasonable travel expenses incurred in connection therewith.

     7. Restrictive Covenants. (a) During the four (4) year period commencing with the Retirement Date, the Employee will not at any time, without the prior written approval of the Company, directly or indirectly, anywhere throughout the world, whether individually or as a principal, officer, employee, partner, director, shareholder, member, manager, agent of or consultant for any entity,
(a) engage or participate in a business which is competitive with that of the Company, and shall not make any investments in any such competitive entity (except that the foregoing shall not prohibit the Employee from acquiring up to one percent (1%) of the outstanding capital stock of any such entity if the securities of such entity are listed on a national securities exchange, are reported on the National Association of Securities Dealers Automated Quotation System, or are traded regularly traded in the over-the-counter market by a member of a national securities exchange); (b) cause or seek to persuade any director, officer, employee, customer, account, agent or supplier of the Company to discontinue the status, employment or relationship of such person or entity with the Company, or to become employed in any activity competitive with the activities of the Company; (c) cause or seek to persuade any prospective customer or account of the Company (which during the year prior to the Retirement Date was actively being solicited by the Company) to determine not to enter into a business relationship with Company; (d) hire or retain any director, officer or employee of the Company; or (e) solicit or cause or authorize to be solicited, for or on behalf of himself or any third party, any business which is competitive with the Company from (i) others who are, or were within one (l) year prior to the Retirement Date, customers or accounts of the Company, or (ii) any prospective customer or account of the Company which was then actively being solicited by the Company.

     (b) The provisions of paragraph (a) hereof shall terminate in the event the Company shall fail to make any payment due hereunder and such failure shall continue unremedied for a period of thirty (30) days following receipt of written notice thereof from the Employee.

     8. Nondisparagement. (a) The Employee agrees that he shall not make any statement, written or oral, to any officer, director, employee, consultant, agent, independent contractor, customer or account of the Company, or other person or entity, or otherwise in general to the public or business community, or take any action, directly or indirectly, that disparages or is likely to diminish the reputation of the Company, any officer, director, employee, consultant, agent or independent contractor of the Company, or which would adversely affect the ability of any of the foregoing to obtain financing or otherwise enter into or consummate any business transaction, or the goodwill, business or reputation of any of the foregoing.


     (b) The Company agrees that it shall not make any statement, written or oral, to any officer, director, employee, consultant, agent, independent contractor, customer or account of the Company, or other person or entity, or otherwise in general to the public or business community, or take any action, directly or indirectly, that disparages or is likely to diminish the reputation of the or which would adversely affect the ability of the Employee to obtain financing or otherwise enter into or consummate any business transaction, or the goodwill, business or reputation of the Employee.

     9. Governing Law; Jurisdiction. (a) This Retirement Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law rules or principles.

     (b) The parties hereby agrees that any legal action with regard to this Retirement Agreement shall be brought in the courts of the State of New York or of the United States of America for the Eastern District of New York. The Company hereby appoints Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554, attention: Fred Skolnik, Esq., as its agent for service of process in connection therewith. The Employee hereby appoints Holmes, Schwartz & Gordon, 300 Endo Boulevard, Garden City, New York 11530, attention Robert S. Schwartz, Esq., as his agent for service of process in connection therewith.

     10. Entire Agreement. This Retirement Agreement contains the full and complete understanding and agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior or contemporaneous written or oral understandings or agreements with respect to the subject matter hereof, including, without limitation, the Employment Agreement. No modification of this Retirement Agreement shall be binding unless made in writing and signed by the party hereto sought to be charged.

     11. Binding Effect; Due Authorization. (a) This Retirement Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives.

     (b) The Company represents that this Retirement Agreement has been duly authorized by its Board of Directors and that the Chief Executive Officer of the Company has been duly authorized to execute and deliver this Retirement Agreement and the Notes. A copy of the Board of Directors resolutions with respect thereto is attached hereto as Exhibit B.

     12. Equitable Relief; Breach. The parties acknowledge and agree that, in the event the Employee shall violate or threaten to violate any of the restrictions of Section 6, 7 or 8 hereof or the Company shall violate or threaten to violate any of the restrictions of Section 8 hereof, the other party will be without an adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity, it being understood that such remedy shall be in addition to any other remedies which the party may have at law or in equity. No bond or other security shall be required in connection therewith.

     13. Waiver; Severability. The waiver by either party of a breach of any provision of this Retirement Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision, or part thereof, of this Retirement Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, or part thereof, and not in any way affect or render invalid or unenforceable any other provisions of this Retirement Agreement, and this Retirement Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

     14. Notices; Deliveries. (a) Any notice, delivery or other communication required or permitted hereunder shall be sufficiently given if delivered by hand or sent by certified mail, return receipt requested, facsimile transmission or overnight mail or nationally recognized overnight courier, addressed as follows:

                  If to the Company:

                  Suite 102
                  175 Columbia Street West
                  Waterloo, Ontario Canada N2L-5Z5
                  Attention: Duncan Macdonald, Chief Executive Officer Telecopier Number: (519) 747-1003

                  with a copy to:

                  Certilman Balin Adler & Hyman, LLP
                  90 Merrick Avenue
                  East Meadow, New York  11554
                  Attention: Fred Skolnik, Esq.
                  Telecopier Number:  (516) 296-7111

                  If to the Employee:

                  26 Ridge Drive
                  Port Washington, New York  11050
                  Telecopier Number: (516) 944-9466

                  with a copy to:

                  Holmes, Schwartz & Gordon
                  300 Endo Boulevard
                  Garden City, New York  11530
                  Attention: Robert S. Schwartz, Esq.
                  Telecopier Number: (516) 832-2533

or such other address as shall be furnished in writing by either such party as provided for above.

     (b) Notwithstanding the foregoing, any delivery pursuant to Section 5(e) hereof shall be made by hand, facsimile transmission or overnight mail or nationally recognized overnight courier.

     15. Counterparts; Headings. This Retirement Agreement may be executed in counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement. The headings contained in this Retirement Agreement are solely for the convenience of the parties, and are not intended to and do not limit, construe or modify any of the terms and conditions hereof.

     16. Representation by Counsel. (a) The Employee acknowledges and agrees that he has been represented by counsel of his choice in connection with the negotiation and execution of this Retirement Agreement, and that he has read and understands this Retirement Agreement, including, without limitation, the provisions of Section 5 hereof, and has signed it freely and voluntarily.

     (b) The Employee acknowledges and agrees that, since he has been represented by counsel in connection with this Retirement Agreement, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Retirement Agreement against the party that drafted it has no application and is expressly waived by him. The provisions of this Retirement Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.


     If this Retirement Agreement correctly sets forth our agreement with respect to the subject matter contained herein, please so indicate by signing where indicated below and returning it to the Company at the address set forth above.

                                                               Very truly yours,

                                                               COMPUFLIGHT, INC.

                                                            /s/ Duncan Macdonald
                                                            --------------------
                                                                             By:
                                                                Duncan Macdonald
                                                         Chief Executive Officer



ACKNOWLEDGED AND AGREED:


/s/ Russel K. Thal
---------------------
Russell K. Thal

STATE OF NEW YORK       )
                        )       ss.:
COUNTY OF NASSAU        )

     On August __ , 1999, before me, personally came Russell K. Thal, to me known, and known to me to be the individual described in, and who executed the foregoing Retirement Agreement, and duly acknowledged to me that he executed same.


                                                        /s/ Notary Public
                                                        ------------------------
                                                                   Notary Public

STATE OF NEW YORK       )
                        )       ss.:
COUNTY OF NASSAU        )

     On August __, 1999, before me personally came Duncan Macdonald, to me known, who, by me duly sworn, did depose and say that deponent is the Chief Executive Officer of Compuflight, Inc., the corporation described in, and which executed the forgoing Retirement Agreement, and that deponent signed deponent's name by order of the Board of Directors of such corporation.


                                                      /s/ Notary Public
                                                      --------------------------
                                                                   Notary Public

                                                                       Exhibit B


                             RESOLUTIONS ADOPTED BY

                               BOARD OF DIRECTORS

                                       OF

                                COMPUFLIGHT, INC.

                                 AUGUST 25, 1999


RESOLVED, that the Corporation enter into a Retirement Agreement with Russell K. Thal (the "Agreement") providing for, among other things, the payment to Mr. Thal of a retirement payment of $600,000 and the reimbursement of expenses of approximately $60,594; that, in connection therewith, the Corporation execute and deliver to Mr. Thal Promissory Notes in such principal amounts evidencing its obligation to pay the amounts owed (the "Notes"); and that the Chief Executive Officer of the Corporation be, and he hereby is, authorized and directed to execute and deliver the Agreement and the Notes in, or substantially in, the forms attached hereto as exhibits, with such changes thereto as such authorized officer shall deem necessary or appropriate (to be conclusively presumed by his execution and delivery thereof).

RESOLVED, that the Chief Executive Officer of the Corporation and each other officer of the Corporation be, and each of them hereby is, authorized, empowered and directed to take all such further action and to execute and deliver all such further agreements, instruments and documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper or advisable in order to carry out fully the intent and accomplish the purposes of the foregoing resolution.